Exhibit 10.2

COMPUTER SOFTWARE INNOVATIONS, INC.

2006 RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of this              day of February, 2006, between Computer Software Innovations, Inc., a Delaware corporation (“the Company”) and                          (the “Consultant”), is made pursuant and subject to the provisions of the Company’s 2005 Incentive Compensation Plan, as amended, and any future amendments thereto (the “Plan”). The Plan, as it may be amended from time to time, is incorporated herein by reference. All terms used herein that are defined in the Plan and not otherwise defined herein shall have the same meanings given them in the Plan.

1. Award of Restricted Stock. Subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the Company on this date awards to the Consultant 172,367 shares of Common Stock of the Company (the “Restricted Stock”) as contemplated by the Letter of Engagement dated February 13, 2006 between the Company and Robert F. Steel and Kenneth A. Steel, Jr. pursuant to which they have agreed to provide certain consulting services (the “Services”) to the Company (the “Letter of Engagement”).

2. Terms and Conditions. The award of Restricted Stock hereunder is subject to the following terms and conditions:

(a) Risks of Forfeiture. This award of Restricted Stock shall immediately vest in the Consultant, provided, however, that if at any time prior to the earlier to occur of February 28, 2007 or a Change in Control, the Services of the Consultant under the Letter of Engagement are terminated by the Company for cause (as defined in the Letter of Engagement), the Consultant shall forfeit that percentage (and only that percentage) of shares of Restricted Stock shown on the schedule below as being forfeited if there is a date of termination prior to February 28, 2007:

Date of Termination	Percent of Award	Number of Shares Forfeited
Prior to February 28, 2006	66 2/3%	114,911
Prior to February 28, 2007	33 1/3%	57,456
On or after February 28, 2007	0%	-0-

Notwithstanding the foregoing, the Company reserves the right, in its sole discretion, to determine that all or some of the shares of Restricted Stock which would otherwise be forfeited upon the termination of the Consultant’s Services under the Letter of Engagement shall not be so forfeited depending upon the circumstances relating to such termination.

(b) Return of Forfeited Award. If any portion of the award is forfeited as described in paragraph 2(a) above, the Consultant shall return the shares of Restricted Stock so forfeited by surrendering his stock certificate evidencing the shares of Restricted Stock for cancellation. The Company shall cancel such certificate and reissue to the Consultant a new certificate evidencing the shares of Restricted Stock that were not so forfeited. Notwithstanding the foregoing, the Company and the Consultant may mutually agree that in lieu of returning the forfeited shares of Restricted Stock to the Company, the Consultant may pay to the Company a specified amount in cash in complete settlement of the Consultant’s obligation to return the forfeited Restricted Stock.

(c) Certificates Issued. The stock certificates evidencing the Restricted Stock shall be issued and registered on the Company’s books in the name of the Consultant as of the date hereof. The Company shall cause a stock certificate or certificates, without a restricted stock legend, covering the requisite number of vested shares of the Company’s Common Stock, registered on the Company’s books in the name of the Consultant to be delivered to the Consultant, within thirty (30) days after such vesting. Upon receipt of such stock certificate(s), the Consultant is free to hold or dispose of such certificate, subject to (1) the general conditions and procedures provided in the Plan and this Agreement, (2) the applicable restrictions and procedures of federal and state securities laws and (3) the obligation of the Consultant to return to the Company the certificate in the event of any forfeiture of a portion of the award as provided in paragraph 2(b) above.

(d) Stockholder Rights. Prior to any forfeiture of the shares of Restricted Stock and the Consultant shall, subject to the restrictions of the Plan, have all rights of a stockholder with respect to the shares of Restricted Stock awarded hereunder, including the right to receive dividends, warrants and other stock rights and to vote the shares of Restricted Stock

(e) Tax Obligations. Since the Consultant is not an employee of the Company, the Company is under no obligation to withhold from any award of the Restricted Stock any federal, state or local income taxes or employment taxes required by any government to be paid with respect to such award. The Consultant acknowledges and understands that he shall not be treated as an employee of the Company for federal, state or local tax purposes and that he shall be solely responsible for the payment of all applicable federal, state and local income taxes and self-employment taxes that may become due by him as a result of the award under this Agreement.

3. Termination as Consultant. [INTENTIONALLY OMITTED]

4. No Right to Continued Service. This Agreement does not confer upon the Consultant any right or obligation with respect to continuance of the Services under the Letter of Engagement, nor shall it interfere in any way with the right of the Consultant or the Company to terminate the Letter of Engagement or the Services thereunder at any time.

5. Change in Control or Capital Structure. In the event of a Change in Control, the provisions of Section 8.04 of the Plan shall apply to this award of Restricted Stock.

The award of Restricted Stock pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

6. Consultant’s Acknowledgments and Representations.

(a) Registration of Shares. The Consultant hereby acknowledges that the shares of Restricted Stock have been registered pursuant to the Securities Act of 1933, as amended (the Act”) but understands that (i) his ability to sell, transfer, pledge, exchange, hypothecate or otherwise dispose of any shares of Restricted Stock may be subject to restrictions and procedures of federal and state securities laws, including but not limited to, restrictions and procedures applicable to stock held by affiliates of the Company under Rule 144 of the Act and (ii) the Company makes no representation, warranty or covenant that the shares of Restricted Stock will continue to be registered at the expiration of the Restriction Period.

(b) Acquisition for Investment. The Consultant represents and agrees that he is acquiring the shares of Restricted Stock for investment and he has no present intention to transfer, sell or otherwise dispose of such shares, except in accordance with this Agreement, the Plan and in compliance with applicable securities laws.

(c) Accuracy of Information. The Consultant represents that the information furnished on the signature page hereof is true, correct and complete.

7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, except to the extent that federal law shall be deemed to apply.

8. Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

9. Consultant Bound by Plan. The Consultant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

10. Binding Effect. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs and personal representatives of the Consultant and the successors of the Company.

11. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except by a writing signed by the parties hereto.

12. Partial Invalidity. If any part of this Agreement or the Plan is found to be invalid, such invalidity will not affect the enforceability of any other part or provision of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Consultant has affixed his or her signature hereto.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:
Nancy K. Hedrick
President and Chief Executive Officer

CONSULTANT

(Consultant)

Residence Address:

Social Security Number:

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